UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 21, 2015

BioMarin Pharmaceutical Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-26727	68-0397820
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

770 Lindaro Street, San Rafael, California	94901
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 506-6700

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On August 21, 2015, we entered into an Asset Purchase Agreement with Medivation, Inc. (“Medivation”) to sell our proprietary poly (ADP-ribose) polymerase inhibitor known as BMN-673 or talazoparib.

Pursuant to the Asset Purchase Agreement, we agreed to sell to Medivation our assets related to BMN-673 upon closing of the transaction, including all relevant patents, data, know-how, third party agreements, regulatory materials, and inventories.

As partial consideration for the acquired assets, upon closing of the transaction, Medivation will pay us an upfront payment of US$410 million. In addition, contingent upon the successful development and commercialization of BMN-673, Medivation will pay us milestone payments up to a total of US$160 million and royalties on net sales of BMN-673 at a mid-single digit royalty rate.

Medivation will assume all liabilities related to the acquired assets that arise after closing, including liabilities for the on-going clinical trials of BMN-673 and liabilities under license agreements with AstraZeneca UK Limited and companion diagnostic agreements with Myriad Genetic Laboratories, Inc. In addition, Medivation will also assume certain obligations, including diligence obligations and milestone payments, under our Stock Purchase Agreement with LEAD Therapeutics, Inc. (“LEAD”), dated February 4, 2010, as amended, the agreement under which we initially acquired rights to BMN-673.

We agreed that during a certain period of time after closing of the transaction, we will not clinically develop or commercialize any poly (ADP-ribose) polymerase inhibitor.

The consummation of the transaction is subject to the satisfaction of customary closing conditions, including the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

In connection with the transaction, we will also enter into a Transition Services Agreement with Medivation to facilitate the transition of BMN-673 development to Medivation.

The foregoing is only a summary of the material terms of the Asset Purchase Agreement, does not purport to be complete, and is qualified in its entirety by reference to the Asset Purchase Agreement that will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2015.

Item 7.01	Regulation FD Disclosure.

On August 24, 2015, BioMarin and Medivation issued a joint press release announcing the entry into the Asset Purchase Agreement. A copy of the joint press release is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

The information in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed filed for purposes of Section 18 of the Exchange Act, or otherwise subject to the liability of that section, nor shall such information be deemed to be incorporated by reference in any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as otherwise stated in such filing.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

99.1	Press release dated August 24, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BioMarin Pharmaceutical Inc., a Delaware corporation

Date: August 24, 2015	By:	/s/ G. Eric Davis
G. Eric Davis Senior Vice President, General Counsel

3